Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES

ESTIMATES OF LOSSES FROM 2005 THIRD QUARTER CATASTROPHIC EVENTS;
THE COMPANY TO REPORT THIRD QUARTER RESULTS ON OCTOBER 27, 2005

HAMILTON, BERMUDA, October 10, 2005 — Arch Capital Group Ltd. [NASDAQ: ACGL] announced today that it expects 2005 third quarter operating earnings to be negatively impacted by the effects of recent catastrophic events as follows:  Hurricane Katrina – $173 million, Hurricane Rita – $48 million, Hurricanes Dennis and Emily – $18 million, and the European floods – $13 million.  These estimates are net of tax benefits (at an estimated rate of 2%) and reinsurance and also reflect the effects of expected reinstatement premiums.  Approximately 64% of the third quarter impact to operating earnings arises from the group’s reinsurance business and 36% from the insurance business.

All of the estimates relating to these events are based on currently available information derived from modeling techniques, industry assessments of exposure, preliminary claims information obtained from the Company’s clients and brokers to date and a review of the Company’s in-force contracts.  Due to the size and complexity of Hurricane Katrina, substantial uncertainty remains regarding total covered losses for the insurance industry and the assumptions underlying the Company’s estimates relating to the hurricane.  The Company’s actual losses from all of these events may vary materially from the estimates due to the inherent uncertainties in making such determinations resulting from several factors, including the preliminary nature of the available information, the potential inaccuracies and inadequacies in the data provided by clients and brokers, the modeling techniques and the application of such techniques, the contingent nature of business interruption exposures, the effects of any resultant demand surge on claims activity and, in the case of the hurricanes, attendant coverage issues.  In addition, actual losses may increase if the Company’s reinsurers fail to meet their obligations to the Company or the reinsurance protections purchased by the Company are exhausted.

The Company also announced that it expects to release its 2005 third quarter results after the close of regular stock market hours on Thursday, October 27, 2005.  The Company will hold a conference call for investors and analysts at 10:00 a.m. Eastern Time on Friday, October 28, 2005.

A live webcast of this call will be available via the Media-Earnings Webcasts section of the Company’s website at http://www.archcapgroup.bm and will be archived on the website from 12:00 p.m. Eastern Time on October 28 through midnight Eastern Time on November 28, 2005.  A telephone replay of the conference call also will be available beginning on October 28 at 12:00 p.m. Eastern Time until November 4 at midnight Eastern Time.  To access the replay, domestic callers should dial 888-286-8010 (passcode 92254770), and international callers should dial 617-801-6888 (passcode 92254770).

Arch Capital Group Ltd., a Bermuda-based company with over $2.8 billion in capital, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries (collectively, the “Company”) may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance.  Forward-looking statements involve the Company’s current assessment of risks and uncertainties, which may cause actual events and results and prospects to differ materially from those expressed or implied in these statements.  Certain information regarding such risks and uncertainties is set forth in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
John D. Vollaro
(441) 278-9250